UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

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United Airlines Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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233 South Wacker Drive

Chicago, Illinois 60606

AMENDMENT TO THE PROXY STATEMENT DATED APRIL 12, 2024

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

UNITED AIRLINES HOLDINGS, INC.

TO BE HELD ON MAY 22, 2024

EXPLANATORY NOTE

This amendment (this “Amendment”) supplements and amends the definitive proxy statement on Schedule 14A filed by United Airlines Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on April 12, 2024 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) relating to the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) scheduled to be held virtually on May 22, 2024, and any adjournment or postponement thereof. This Amendment is being filed with the SEC and made available to stockholders on or about April 23, 2024. Capitalized terms used in this Amendment that are not defined in this Amendment have the meanings given to them in the Proxy Statement.

The Proxy Statement includes an item (Item 5), which begins on page 155 of the Proxy Statement, to approve the Company’s Tax Benefits Preservation Plan. The purpose of this Amendment is to supplement and amend the Proxy Statement with respect to Item 5. None of the other agenda items presented in the Proxy Statement are affected by this Amendment.

Except as specifically revised by the information contained in this Amendment, this Amendment does not modify, amend, supplement, or otherwise affect any matter presented for consideration in or other information set forth in the Proxy Statement. If information in this Amendment differs from or updates information contained in the Proxy Statement, then the information in this Amendment is more current and supersedes the different information contained in the Proxy Statement. This Amendment should be read with the Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as each contains information that is important to your decisions in voting at the 2024 Annual Meeting. From and after the date of this Amendment, any references to the Proxy Statement will be deemed to include the Proxy Statement as supplemented and amended hereby. Except as provided in this Amendment, this Amendment does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

CHANGES TO THE PROXY STATEMENT

The following changes to the Proxy Statement are being made to reflect the fact that, on April 22, 2024, the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”), entered into an amendment to that certain Tax Benefits Preservation Plan, dated as of December 4, 2020, by and between the Company and the Rights Agent, as amended as of January 21, 2021 and December 4, 2023 (the “Plan”) to revise the definitions of “Beneficial Owner,” “Beneficially Own,” and “Beneficial Ownership” under the Plan (and make other conforming changes to the Plan).

The second sentence of the paragraph immediately following the heading “Item 5 | Vote to Approve the Company’s Tax Benefits Preservation Plan” on page 13 of the Proxy Statement is amended and restated in its entirety as follows:

Since that time, the Tax Benefits Preservation Plan has been amended three times, including to extend the expiration date from December 4, 2023 to December 4, 2026 (subject to other earlier termination events, including if stockholder approval of the Tax Benefits Preservation Plan, as amended, has not been obtained at the Annual Meeting).

The second paragraph on page 155 of the Proxy Statement, under the heading “Item 5 – Vote to Approve the Company’s Tax Benefits Preservation Plan,” is amended so as to replace the last two sentences of such paragraph with the following:

On April 20, 2024, the Board adopted, and on April 22, 2024, the Company and the Rights Agent entered into, Amendment No. 3 to the Tax Benefits Preservation Plan (the “Third Amendment”). The Third Amendment revised the definitions of “Beneficial Owner,” “Beneficially Own,” and “Beneficial Ownership” under the Plan (and made other conforming changes). The Board is asking stockholders to approve the Tax Benefits Preservation Plan, as amended by the First Amendment, the Second Amendment, and the Third Amendment. Except as the context otherwise requires, as used in this Item 5, the term “TBP Plan” refers to the Tax Benefits Preservation Plan as so amended.

The last paragraph on page 157 of the Proxy Statement (the third paragraph under the heading “The TBP Plan”) is amended and restated in its entirety as follows:

A summary of the material features of the TBP Plan is set forth below. This summary is, however, qualified in its entirely by and subject to the full text of the TBP Plan (including the First Amendment, the Second Amendment, and the Third Amendment), which is attached as Appendix C. Capitalized terms used in this summary that are not otherwise defined have the respective meanings given to such terms in the TBP Plan.

The last paragraph on page 158 of the Proxy Statement (immediately preceding the heading “Flip-In Event”) is amended and restated in its entirety as follows:

For purposes of the TBP Plan, a person or group is deemed to beneficially own shares that (a) such person or group is deemed to directly, indirectly, or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code), (b) such person or group directly or indirectly beneficially owns (as determined pursuant to Rule 13d-3 of the Exchange Act), including pursuant to any contract, arrangement, understanding, or relationship but only if the effect of such contract, arrangement, understanding, or relationship is to treat such persons as an “entity” under specified regulations promulgated under the Code, or (c) are directly or indirectly beneficially owned (as described in clause (a) or (b)) by any other person with which such person or group has any agreement, arrangement, or understanding but only if the effect of such agreement, arrangement, or understanding is to treat such persons as an “entity” under specified regulations promulgated under the Code (and with certain exceptions specified in the TBP Plan). Warrants and Warrant Shares (as each is defined in the Warrant Agreements, dated as of April 20, 2020, September 28, 2020, January 15, 2021, and April 29, 2021, between the Company and the United States Department of the Treasury) are disregarded for purposes of determining beneficial ownership.

Appendix C to the Proxy Statement is amended so as to add the text of the Second Amendment and the Third Amendment, which are attached as Annex A to this Amendment, immediately following the First Amendment ending on page C-66.

VOTING MATTERS

The Board unanimously recommends that you vote FOR the approval of the Company’s Tax Benefits Preservation Plan, as amended.

The proxy card and voting instruction forms distributed or presented online with the Proxy Statement remain valid, and neither new voting instructions nor new proxy cards will be distributed in connection with this Amendment.

If you have already submitted your proxy, or if you have already provided your voting instructions in the manner prescribed by your broker, bank, or other nominee, you do not need to take any action unless you wish to change your vote.

Stockholders of record as of the close of business on March 25, 2024 are entitled to vote at the 2024 Annual Meeting or any adjournments or postponements thereof. If you are such a stockholder of record, we encourage you to vote as soon as possible so that your shares are represented at the 2024 Annual Meeting. You can vote TODAY by completing, signing, and dating your proxy card and promptly mailing it in the postage pre-paid envelope provided or following the instructions on the proxy card to vote by Internet, by telephone, or by QR code. Please see the Proxy Statement for additional information.

Annex A

AMENDMENT NO. 2 TO TAX BENEFITS PRESERVATION PLAN

This Amendment No. 2 to Tax Benefits Preservation Plan (this “Amendment”) is made and entered into as of December 4, 2023, by and between United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), and amends that certain Tax Benefits Preservation Plan, dated as of December 4, 2020 (as amended as of January 21, 2021, the “Rights Agreement”), by and between the Company and the Rights Agent. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

WHEREAS, the Board has determined it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein;

WHEREAS, subject to certain limited exceptions, Section 27 of the Rights Agreement provides that the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights;

WHEREAS, this Amendment is permitted by Section 27 of the Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

Section 1. Amendment to Section 1. The definition of “Warrant Agreements” set forth in Section 1 of the Rights Agreement is hereby amended and restated in its entirety as follows:

“Warrant Agreements” shall mean (i) that certain Warrant Agreement, dated as of April 20, 2020, between the Company and the United States Department of the Treasury, (ii) that certain Warrant Agreement, dated as of September 28, 2020, between the Company and the United States Department of the Treasury, (iii) that certain Warrant Agreement, dated as of January 15, 2021, between the Company and the United States Department of the Treasury and (iv) that certain Warrant Agreement, dated as of April 29, 2021, between the Company and the United States Department of the Treasury, as each such agreement may be amended from time to time in accordance with its terms.

Section 2. Amendments to Section 7. Section 7 of the Rights Agreement is hereby amended as follows:

(a)	Clause (a)(i) shall be removed and replaced with the following:

(i) the Close of Business on December 4, 2026 (the “Final Expiration Time”),

(b)	Clause (a)(iv) shall be removed and replaced with the following:

(iv) the Close of Business on the first Business Day following the certification of the voting results of the Company’s 2024 annual meeting of stockholders, if at such meeting Stockholder Approval has not been obtained,

(c)	Clause (b) shall be removed and replaced with the following:

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The Exercise Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $200.00, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) and shall be payable in accordance with Section 7(c).

Section 3. Amendments to Exhibit B. Exhibit B to the Rights Agreement is hereby amended as follows:

(a)	The reference to “DECEMBER 4, 2023” on page B-1 shall be removed and replaced with “DECEMBER 4, 2026.”
(b)	The first two sentences on page B-2 shall be removed and replaced with the following:

This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Plan, dated as of December 4, 2020 (as amended as of January 21, 2021 and December 4, 2023 and as further amended from time to time in accordance with its terms, the “Tax Benefits Preservation Plan”), by and between United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., the rights agent (and any successor rights agent, the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on December 4, 2026 or the occurrence of any earlier Expiration Time (as such term is defined in the Tax Benefits Preservation Plan) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of Series A Junior Participating Serial Preferred Stock, without par value (the “Preferred Stock”), of the Company, at an exercise price of $200.00 per one one-thousandth of a share (the “Exercise Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate properly completed and duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of December 4, 2023, based on the Preferred Stock as constituted at such date.

Section 4. Amendments to Exhibit C. Exhibit C to the Rights Agreement is hereby amended as follows:

(a)	The second and third sentences of Exhibit C shall be removed and replaced with the following:

Each Right entitles its holder, under the circumstances described below, to purchase from the Company one one-thousandth of a share of Series A Junior Participating Serial Preferred Stock, without par value (“Preferred Stock”), of the Company at an exercise price of $200.00 per Right, subject to adjustment. The description and terms of the Rights are set forth in the tax benefits preservation plan, dated as of December 4, 2020 (as amended as of January 21, 2021 and December 4, 2023 and as further amended from time to time in accordance with its terms, the “Tax Benefits Preservation Plan”), between the Company and Computershare Trust Company, N.A., as rights agent (and any successor rights agent, the “Rights Agent”).

(b)	The paragraph captioned “Expiration Time” on page C-3 shall be removed and replaced with the following:

Expiration Time. The Rights will expire on the earliest to occur of (a) the close of business on December 4, 2026 (the “Final Expiration Time”), (b) the time at which the Rights are redeemed or exchanged by the Company (as described below), (c) the close of business on the first business day following the certification of the voting results of the Company’s 2024 annual meeting of stockholders, if stockholder approval of the Tax Benefits Preservation Plan has not been obtained at such meeting, (d) upon the closing of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement that has been approved by the Board before any person or group becomes an Acquiring Person or (e) the time at which the Board determines that the NOLs and certain other tax attributes are utilized in all material respects or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs and other tax attributes or materially impair the amount of NOLs and other tax attributes that could be used by the Company in any particular time period, for applicable tax purposes (the earliest of (a), (b), (c), (d) and (e) being herein referred to as the “Expiration Time”).

(c)	The second paragraph under the caption “Flip-in Event” on page C-4 shall be removed and replaced with the following:

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For example, at an exercise price of $200.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-in Event would entitle its holder to purchase $400.00 worth of Common Stock for $200.00. Assuming that Common Stock had a per share value of $50.00 at that time, the holder of each valid Right would be entitled to purchase eight shares of Common Stock for $200.00.

(d)	The paragraph captioned “Additional Information” on page C-6 shall be removed and replaced with the following:

Additional Information. A copy of the Tax Benefits Preservation Plan has been filed with the Securities and Exchange Commission as exhibits to a registration statement on Form 8-A (Amendment No. 1) filed on December 4, 2023. A copy of the Tax Benefits Preservation Plan is also available free of charge from the Company.

Section 5. Effective Date; Effect. This Amendment is effective as of the date first set forth above. Except as modified hereby, the Rights Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Rights Agreement, as modified hereby.

Section 6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 7. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent in an adverse manner, then the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 8. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 9. No Modification. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 10. Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

[Signature Page Follows]

2024 Proxy Statement	C-69

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Michael Leskinen
	Name:	Michael Leskinen
	Title:	Executive Vice President and
Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Fred Papenmeier
	Name:	Fred Papenmeier
	Title:	Vice President and Manager

C-70	2024 Proxy Statement

AMENDMENT NO. 3 TO TAX BENEFITS PRESERVATION PLAN

This Amendment No. 3 to Tax Benefits Preservation Plan (this “Amendment”) is made and entered into as of April 22, 2024, by and between United Airlines Holdings, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”), and amends that certain Tax Benefits Preservation Plan, dated as of December 4, 2020 (as amended as of January 21, 2021 and December 4, 2023, the “Rights Agreement”), by and between the Company and the Rights Agent. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

WHEREAS, the Board has determined it is in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein;

WHEREAS, subject to certain limited exceptions, Section 27 of the Rights Agreement provides that the Company may, in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, amend any provision of the Rights Agreement in any respect without the approval of any holders of the Rights;

WHEREAS, this Amendment is permitted by Section 27 of the Rights Agreement; and

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company hereby directs that the Rights Agreement shall be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

Section 1. Amendments.

(a)Section 1 of the Rights Agreement is hereby amended to remove the definitions of the terms “Counterparty,” “Derivatives Contract,” “Notional Common Shares” and “Receiving Party.” Further, the paragraphs immediately following the definition of “Associate” and immediately preceding the definition of “Board” set forth in Section 1 of the Rights Agreement are hereby amended and restated in their entirety as follows:

A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of any securities (that are as such, “Beneficially Owned”):

(i)that such Person would be deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 or the Treasury Regulations), including any coordinated acquisition of securities by any Persons who have a formal or informal understanding with respect to such acquisition (to the extent ownership of such securities would be attributed to such Persons under Section 382 and the Treasury Regulations);

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(ii)that such Person beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement, including pursuant to any contract, arrangement, understanding or relationship, but only if the effect of such contract, arrangement, understanding or relationship is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii)that are Beneficially Owned (within the meaning of the preceding subsections of this definition), directly or indirectly, by any other Person with which such Person has any agreement, arrangement or understanding (whether or not in writing and other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act Regulations and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

provided, however, that (x) nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition; (y) no officer or director of the Company shall be deemed to Beneficially Own any securities of any other Person solely by virtue of any actions that such officer or director takes in such capacity; and (z) notwithstanding the foregoing provisions of this definition of “Beneficial Ownership,” for purposes of determining “Beneficial Ownership” and whether any Person “Beneficially Owns” or has “Beneficial Ownership” under this Agreement, all Warrants and all Warrant Shares shall be disregarded, it being understood that, (i) to the extent that any Warrant Shares are outstanding at a particular time, such Warrant Shares shall be taken into account for purposes of determining the number of shares of Common Stock outstanding at such time and (ii) except with respect to any Warrant Shares held by the United States Department of the Treasury from the time such shares were issued by the Company, the burden of demonstrating that any shares of Common Stock are Warrant Shares shall be on any Person desiring to rely on this clause (z). The Board shall have sole discretion to determine whether such burden has been satisfied.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement; provided, however, that the number of shares of Common Stock not outstanding that such Person is otherwise deemed to Beneficially Own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock Beneficially Owned by any other Person (unless such other Person is also deemed to Beneficially Own, for purposes of this Agreement, such shares of Common Stock not outstanding).

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(b)In Exhibit C to the Rights Agreement, the paragraph immediately above the paragraph captioned “Expiration Time” on page C-3 is hereby amended and restated as follows:

For purposes of the Tax Benefits Preservation Plan, a person or group is deemed to beneficially own shares that (a) such person or group is deemed to directly, indirectly or constructively own (as determined for purposes of Section 382 of the Code or the regulations promulgated under the Code), (b) such person or group directly or indirectly beneficially owns (as determined pursuant to Rule 13d-3 of the Exchange Act) or (c) are directly or indirectly beneficially owned (as described in clause (a) or (b)) by any other person with which such person or group has any agreement, arrangement or understanding but only if the effect of such agreement, arrangement or understanding is to treat such persons as an “entity” under specified regulations promulgated under the Code (and with certain exceptions specified in the Tax Benefits Preservation Plan). Warrants and Warrant Shares (as each is defined in the Warrant Agreements, dated as of April 20, 2020, September 28, 2020, January 15, 2021 and April 29, 2021, between the Company and the United States Department of the Treasury) are disregarded for purposes of determining beneficial ownership.

(c)In Exhibit C to the Rights Agreement, the paragraph captioned “Additional Information” on page C-6 is hereby amended and restated as follows:

Additional Information. A copy of the Tax Benefits Preservation Plan has been filed with the Securities and Exchange Commission as exhibits to a registration statement on Form 8-A (Amendment No. 2) filed on April 23, 2024. A copy of the Tax Benefits Preservation Plan is also available free of charge from the Company.

Section 2. Effective Date; Effect. This Amendment is effective as of the date first set forth above. Except as modified hereby, the Rights Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Rights Agreement, as modified hereby.

Section 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 4. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If any such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent in an adverse manner, then the Rights Agent shall be entitled to resign immediately upon written notice to the Company.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof.

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Section 6. No Modification. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 7. Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

[Signature Page Follows]

C-74	2024 Proxy Statement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Michael Leskinen
	Name:	Michael Leskinen
	Title:	Executive Vice President and
Chief Financial Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Fred Papenmeier
	Name:	Fred Papenmeier
	Title:	Vice President and Manager

2024 Proxy Statement	C-75